CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-197580, 333-191419, 333-167058 and 333-143605 on Form S-8 and Registration Statement No. 333-203608 on Form F-3 of our report dated February 24, 2016, relating to the 2015 consolidated financial statements of the Group (comprising RELX PLC, RELX NV, RELX Group plc and its subsidiaries, associates, and joint ventures) appearing in this Annual Report on Form 20-F of RELX PLC and RELX NV for the year ended December 31, 2017.

/s/ Deloitte LLP

London, United Kingdom

February 22, 2018